UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2024

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Executive Drive, Suite 300, West Orange, New Jersey	07052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

As previously announced by Bel Fuse Inc. (“Bel” or the “Company”) in Bel’s press release issued on September 18, 2024 as filed with the Company’s Current Report on Form 8-K of even date filed with the Securities and Exchange Commission on September 19, 2024, Bel has entered into a definitive agreement to acquire a majority 80% stake in Enercon Technologies, Ltd. (“Enercon”). Bel may acquire the remaining 20% stake in Enercon in accordance with the terms and subject to the conditions of the definitive transaction documents, as further described below.

Enercon is a leading supplier of highly customized power conversion and networking solutions to aerospace and defense markets globally, providing robust and reliable solutions across air, land and sea applications.  Enercon is based in Netanya, Israel with additional facilities in New Hampshire, U.S. and Haryana, India.

Share Purchase Agreement

On September 18, 2024, Bel entered into a Share Purchase Agreement, dated as of September 19, 2024 (the “Purchase Agreement”), with Enercon, FF3 Holdings, L.P., for itself and as Sellers’ Representative (“FF3”), and each of the other seller parties signatory thereto (together with FF3, each a “Seller” and collectively, the “Sellers”).

On the terms and conditions of the Purchase Agreement, at the closing of the transaction (the “Closing”), Bel will purchase from the Sellers shares of Enercon representing 80% of the issued and outstanding share capital of Enercon on a fully-diluted basis (the “Purchased Shares”).  The purchase price to be paid by Bel for the Purchased Shares is (i) $320 million payable at Closing (subject to customary adjustments including for closing cash, indebtedness, net working capital, and any unpaid transaction costs of Enercon), plus (ii) up to $10 million in potential earnout payments (“Earnout Payments”), which may become payable as to up to $5 million for each of the fiscal 2025 and fiscal 2026 earnout periods (each, an “Earnout Period”), subject to Enercon’s achievement of certain specified EBITDA targets for the respective Earnout Periods, as calculated and determined in accordance with the Purchase Agreement.  In the event that (i) the target for the respective Earnout Period has been achieved in full, the full $5 million Earnout Payment for the Earnout Period shall be payable, or (ii) achievement for the respective Earnout Period is at least 90% of the target level but less than 100% of the target level, then the amount payable in respect of the Earnout Payment for such Earnout Period shall be $2.5 million. In the event that achievement for the respective Earnout Period is less than 90% of the target level, no Earnout Payment shall be due for such period.

The consummation of the acquisition of the 80% interest in Enercon pursuant to the Purchase Agreement is expected to be completed by the end of 2024 and is subject to customary closing conditions, including applicable regulatory approvals and the absence of certain legal restraints on completion of the transaction.  Each of Bel’s and the Sellers’ obligations to complete the transaction are subject to customary conditions, including (i) the accuracy of the representations of the other party, subject to applicable materiality or material adverse effect standards; (ii) compliance of the other party with its obligations and covenants in all material respects; and (iii) execution and delivery of certain ancillary agreements and deliverables in accordance with the Purchase Agreement.

The Purchase Agreement contains representations, warranties and other covenants made by each of Bel, Enercon and the Sellers that are customary for transactions of this nature.

The Purchase Agreement contains customary indemnification provisions for Bel and the Sellers, including obligations for Bel and the Sellers to indemnify the other party for losses related to certain breaches of certain representations and covenants and certain liabilities expressly assumed or retained by the relevant indemnifying party, subject to the terms, conditions, limitations, and procedures governing indemnification as set forth in the Purchase Agreement.

The Purchase Agreement contains certain agreements and covenants of FF3 (without prejudice to any obligations under the Shareholders Agreement, as defined and described below), for the 18 months from the Closing, to refrain from soliciting certain service providers and other specified persons associated with Enercon, or any of Enercon’s customers or suppliers, and to refrain from conducting certain business activities that compete with the Enercon business, subject to certain exceptions as described in the Purchase Agreement.

The Purchase Agreement may be terminated prior to the consummation of the transaction by the mutual written consent of Bel and the Sellers.  It may also be terminated in certain other circumstances, including (a) by either Bel or the Sellers if the Closing has not occurred on or prior to the date which is six months following the execution of the Purchase Agreement, provided that the party seeking to so terminate shall not have breached its obligations in any manner that shall have proximately caused the failure to consummate the acquisition on or before such date or (b) by either Bel or the Sellers, as the case may be, provided that the party seeking to terminate is not in breach, if (i) conditions to Closing of the party seeking to terminate have become incapable of fulfillment by the date which is six months following the execution of the Purchase Agreement or (ii) the other party is in breach of the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. It is not intended to provide any other factual information about Bel, the Sellers, Enercon, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the transaction. The Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the respective parties to the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Shareholders’ Agreement

Pursuant to and as a condition to closing the transactions under the Purchase Agreement, the parties have agreed that at the Closing, Bel or a subsidiary thereof utilized as the purchaser vehicle (as the then owner of 80% of the share capital of Enercon) and FF3 (as the then owner of 20% of the share capital of Enercon) (in such capacity, the “FF Party”), will enter into a Shareholders’ Agreement at the Closing, substantially in the form as agreed between the parties and attached to the Purchase Agreement (the “Shareholders’ Agreement”), to govern their relationship as shareholders of Enercon and certain other matters concerning the management and affairs of Enercon.

Among other matters, the Shareholders’ Agreement sets forth a put-call mechanism pursuant to which Bel may purchase the remaining 20% interest in Enercon, in accordance with the terms and subject to the conditions thereof.  Among other terms, (i) Bel will be provided with an initial call option (exercisable from the Closing through the end of February 2025) to purchase the remaining 20% interest in Enercon (the “Initial Call Option”), (ii) Bel will be provided with a deferred call option to purchase the remaining 20% interest in Enercon (the “Deferred Call Option”), exercisable during the first quarter of 2027 (with such exercise period subject to extension for completion of the calculation of applicable Enercon EBITDA metrics where appliable) (the “Deferred Exercise Period”), and (iii) the FF Party will be provided with a put option (exercisable during the Deferred Exercise Period) to sell the remaining 20% interest in Enercon to Bel (the “Deferred Put Option” and together with the Deferred Call Option, a “Deferred Closing”).  A purchase by Bel pursuant to the Deferred Closing mechanism is subject to potential acceleration in the event of certain specified corporate transactions and events.

Bel’s purchase price for the remaining 20% interest in Enercon, if completed pursuant to the Initial Call Option, will be a base amount equal to (x) $80 million (subject to adjustments to true-up the estimated purchase price adjustments at the Closing to the final values, applied at the pro rata 20% level), plus (y) an amount equivalent to 6% interest per annum from the Closing to the payment of the consideration for the Initial Call Option, less (z) the amount of dividends or similar payments made to the FF Party in relation to the Initial Call Option shares following the Closing and prior to their purchase plus an amount equivalent to 6% interest per annum from the date of payment of each dividend to the payment of the consideration for the Initial Call Option.

Bel’s purchase price for the remaining 20% interest in Enercon, if completed pursuant to a Deferred Closing, will be determined pursuant to the calculation mechanism as set forth in the Shareholders Agreement.  For a Deferred Call Option or Deferred Put Option, the formula provides for a purchase price based on 20% of the sum of (i) 10.65% multiplied by Enercon’s 2026 EBITDA (as defined in the Shareholders Agreement) plus (ii) the Deferred Closing Balance Sheet Amount (as defined in the Shareholders Agreement).

The Shareholders Agreement also sets forth the agreement of Bel and the FF Party on certain other terms governing their rights as shareholders of Enercon and the governance of the post-Closing business of Enercon.  As to Enercon’s governance, the Shareholders Agreement will provide that Enercon’s board of directors will consist of a minimum of five members, with Bel having designation rights with respect to up to three directors (and in any event a majority of the Enercon directors), and the FF Party having designation rights with respect to up to two directors, who shall be partners or senior employees of the FF Party (with the initial FF Party directors expected to be Shmoulik Barashi and Yochai Hacohen).  The Shareholders Agreement provides that any distribution by way of dividend shall be effectuated by Enercon to its shareholders pro rata by their respective shareholdings.

The Shareholders Agreement also includes certain agreements and covenants by the FF Party, for the time it remains a shareholder of Enercon and for certain periods thereafter, to refrain from soliciting certain service providers and other specified persons associated with Enercon, or any of Enercon’s customers or suppliers, and to refrain from conducting certain business activities that compete with the Enercon business, subject to certain exceptions as described in the Shareholders Agreement.

The Shareholders Agreement provides for termination on the occurrence of certain events, including where Enercon has only one shareholder.

The foregoing description of the form of Shareholders Agreement is qualified in its entirety by reference to the full text of the form Shareholders Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Financing Commitments

Bel intends to finance the acquisition through a combination of cash on hand and bank borrowings by means of an increase to the Company’s existing credit facility.

Bel’s existing Amended and Restated Credit and Security Agreement, by and among the Company, as the borrower, KeyBank National Association (“KeyBank”), as administrative agent, swing line lender and issuing lender, and the other lenders identified therein (as amended, restated or otherwise modified from time to time, the “Existing Credit Agreement”), provides for a $175 million 5-year senior secured revolving credit facility (inclusive of a sublimit of up to $10 million available for letters of credit and a sublimit of up to $5 million available for swing line loans) (the “Maximum Revolving Amount”), and which currently has an aggregate outstanding principal balance of approximately $60 million.

Concurrently with the entry into the Purchase Agreement, Bel entered into a Commitment Letter, dated September 18, 2024 (the “Commitment Letter”), with KeyBank, Bank of America, N.A. (“BofA”), BMO Bank, N.A. (“BMO”), PNC Bank, National Association (“PNC”) (each of BofA, BMO, and PNC, together with KeyBank, the “Incremental Lenders”), KeyBanc Capital Markets Inc. (“KBCM”), PNC Capital Markets LLC (“PNC Capital”), and BofA Securities, Inc. (“BofA Securities”; together with KBCM, PNC Capital and the Incremental Lenders, the “Commitment Parties”), that provides a commitment, subject to satisfaction of certain conditions and the terms as agreed between the Company and the Commitment Parties, to increase the Maximum Revolving Amount available under the Existing Credit Agreement’s revolving credit facility by an aggregate of $150 million (the “Revolving Facility Increase”) to an aggregate amount of $325 million.

Among the satisfaction of other conditions and deliverables, the completion of the Revolving Facility Increase will be subject to the execution and delivery of an amendment to, or an amendment and restatement of, the Existing Credit Agreement.

In connection with Bel’s entry into the Commitment Letter, Bel entered into a Second Amendment Agreement dated September 18, 2024 (the “Second Amendment”) to the Existing Credit Agreement (as amended by the Second Amendment, the “Credit Agreement”). The Second Amendment makes certain amendments to the Existing Credit Agreement, including (i) increasing the cap set forth in Section 2.10(b) (governing “Increase in Commitment”) of the Existing Credit Agreement by $50 million to $150 million, (ii) adding certain customary provisions permitting the use of revolving loans on a limited conditions basis to finance the Enercon acquisition, and (iii) permitting the Enercon acquisition under the Credit Agreement.  Except as otherwise specifically provided in the Second Amendment (including with respect to certain amendments which are effective on the Closing Date and subject to the Closing of the Enercon acquisition), the provisions of the Existing Credit Agreement revised by the Second Amendment were amended effective as of the date of the Second Amendment.  Pursuant to the Second Amendment, the parties additionally agreed to the text of a Conformed Amended and Restated Credit and Security Agreement (the “Conformed Amended and Restated Credit and Security Agreement”), which restates the text of the Existing Credit Agreement so as to reflect and integrate the changes implemented pursuant to the Second Amendment, as well as the changes implemented pursuant to the previously disclosed First Amendment Agreement dated as of January 12, 2023.  The foregoing description of the Second Amendment and the amendments to the Existing Credit Agreement is qualified in its entirety by reference to the full texts of the Second Amendment and the Conformed Amended and Restated Credit and Security Agreement, copies of which are filed herewith as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Financing Commitments” is incorporated by reference into this Item 2.03.

Cautionary Language Concerning Forward-Looking Statements

This communication includes forward-looking statements, including statements relating to the potential transaction, such as the expected funding and time period to consummate the potential transaction (including the timing of completing the Closing for the acquisition of the majority 80% interest in Enercon, and the timing of a purchase by the Company of the remaining 20% interest pursuant to the put-call mechanism),  and the anticipated benefits of the potential transaction. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “predict,” “should,” “will,” “expect,” “project,” “forecast,” “goal,” “outlook,” “target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that the Company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in Bel’s filings with the SEC and the following: unanticipated difficulties, delays or expenditures relating to the proposed acquisition, including, without limitation, difficulties that result in the failure to realize the expected benefits and synergies within the expected time period (if at all); disruptions of Bel’s or Enercon’s current plans, operations and relationships with customers, suppliers, distributors, business partners and regulators caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the possibility that the proposed transaction does not close, including, but not limited to, failure to satisfy the closing conditions; the market concerns facing Bel’s customers, and risks for Bel’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on Bel’s products; the effects of business and economic conditions, and challenges impacting the macroeconomic environment generally and/or Bel’s industry in particular; the effects of rising input costs, and cost changes generally, including the potential impact of inflationary pressures; potential difficulties associated with integrating previously acquired companies, and potential difficulties associated with integrating the Enercon business post-closing; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; the impact of public health crises (such as the governmental, social and economic effects of COVID or other future epidemics or pandemics); difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with Bel’s international operations, including Bel’s substantial manufacturing operations in China, and following the acquisition of Enercon, risks associated with operations in Israel, which may be adversely affected by political or economic instability, major hostilities or acts of terrorism in the region; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment including the potential effects of trade restrictions that may impact Bel, its customers and/or its suppliers; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of Bel’s new products and competitive responses to those new products; the impact of changes to U.S. and applicable foreign legal and regulatory requirements, including tax laws, trade and tariff policies; and the risks detailed in Bel’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in subsequent reports filed by Bel with the Securities and Exchange Commission, as well as other documents that may be filed by Bel from time to time with the Securities and Exchange Commission. In light of the risks and uncertainties impacting Bel’s business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this communication represent Bel’s views as of the date of this communication. Bel anticipates that subsequent events and developments will cause its views to change. Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. These forward-looking statements should not be relied upon as representing Bel’s views as of any date subsequent to the date of this communication.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of September 19, 2024, by and among Bel Fuse Inc., Enercon Technologies Ltd., and the Shareholders of Enercon Technologies Ltd.*
10.1	Form of Shareholders’ Agreement, by and among Bel Fuse Inc., FF3 Holdings, L.P., and Enercon Technologies Ltd.*
10.2	Second Amendment Agreement, dated September 18, 2024, to Amended and Restated Credit and Security Agreement, dated as of September 2, 2021, by and among Bel Fuse Inc., as the borrower, KeyBank National Association, as administrative agent, swing line lender and issuing lender, and the other lenders identified therein, as amended
10.3	Conformed Amended and Restated Credit and Security Agreement, dated as of September 2, 2021 (reflecting changes thereto pursuant to First Amendment Agreement dated as of January 12, 2023 and Second Amendment Agreement dated as of September 18, 2024), by and among Bel Fuse Inc., as the borrower, KeyBank National Association, as administrative agent, swing line lender and issuing lender, and the other lenders identified therein*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2024	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of September 19, 2024, by and among Bel Fuse Inc., Enercon Technologies Ltd., and the Shareholders of Enercon Technologies Ltd.*
10.1	Form of Shareholders’ Agreement, by and among Bel Fuse Inc., FF3 Holdings, L.P., and Enercon Technologies Ltd.*
10.2	Second Amendment Agreement, dated as of September 18, 2024, to Amended and Restated Credit and Security Agreement, dated September 2, 2021, by and among Bel Fuse Inc., as the borrower, KeyBank National Association, as administrative agent, swing line lender and issuing lender, and the other lenders identified therein, as amended
10.3	Conformed Amended and Restated Credit and Security Agreement, dated as of September 2, 2021 (reflecting changes thereto pursuant to First Amendment Agreement dated as of January 12, 2023 and Second Amendment Agreement dated as of September 18, 2024), by and among Bel Fuse Inc., as the borrower, KeyBank National Association, as administrative agent, swing line lender and issuing lender, and the other lenders identified therein*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.